Exhibit 99.1

FOR IMMEDIATE RELEASE

SiriusXM Provides Update on Strategic Direction, Sharpening Focus on Core Audience

Provides 2025 Revenue, Adjusted EBITDA and Free Cash Flow Guidance as well as 2027 Free Cash Flow Target

Announces Additional $200 Million of Annualized Savings Exiting 2025

NEW YORK, NY – December 10, 2024 – Sirius XM Holdings Inc. (NASDAQ: SIRI) today shared an updated strategic plan, which sharpens the Company’s focus on its core subscription business; leverages the strength of its advertising business across its portfolio; accelerates efficiency throughout the organization; and emphasizes robust margins, free cash flow generation, and stockholder returns.

“At SiriusXM, we are focusing on the strengths that set us apart – including our strong core subscriber base, our unique position in vehicle, and our unrivaled, curated content -- and taking steps to drive profitability and cash flow as we face marketplace headwinds impacting the company's growth trajectory,” said Jennifer Witz, Chief Executive Officer of SiriusXM. “We have a clear path forward and are confident we can deliver for our stockholders.”

Sharpening Strategic Focus on the Company’s Strengths & Differentiators to Drive Stockholder Value

SiriusXM’s premium offerings stand alone in audio entertainment, and the Company is highlighting key actions it will take to lean into its differentiated position as it charts its path forward.

●	Doubling Down on SiriusXM’s Core Automotive Subscriber Segment: SiriusXM’s position in-vehicle remains unrivaled in audio entertainment, reflected in its leading in-car share of ear[1]. As 90% of SiriusXM’s subscribers have the service embedded in-car today, the Company is focusing its resources on increasing retention and capturing additional growth opportunities within this valuable segment that underpins its scaled subscriber base. As a part of this effort, the Company will shift marketing and other resources away from high-cost, high-churn audiences in streaming to focus resources on core revenue-generating segments.

●	Utilizing Streaming as a Companion to the Company’s Core Automotive Offering: The investments the Company has made over the past two years have expanded the service’s reach and engagement in and out of the vehicle, and SiriusXM will continue to highlight the value-added benefits of the app to its core subscribers. SiriusXM will also utilize the streaming platform for automotive distribution where beneficial, both in support of the Company’s growing population of IP and satellite enabled vehicles with 360L and as evidenced by its recent inclusion in the 2024 Tesla Holiday Update. By integrating SiriusXM’s streaming solution into Tesla’s IP-enabled operating system, SiriusXM is rapidly expanding access to its service to more than two million vehicles already on the road, opening up a valuable new segment of its core audience in some of the most popular vehicles in North America.

●	Curating Unrivaled Content: SiriusXM’s biggest competitive advantage remains its premium, exclusive, live and on-demand content from its roster of top talent and subject-matter experts. The Company will continue cultivating deep connections between fans and hosts, with future investments centered on the major differentiators that resonate with its core, including: its human curated and hosted music channels, unmatched depth and breadth of live sports, extensive bench of leading audio talent, and growing podcast network.

1 2024 Edison Research Share of Ear Data

●	Leveraging the Company’s Advertising Strength: The Company will leverage its leadership position in ad-supported audio, both within Pandora and podcasting, to monetize ad-based experiences in its flagship SiriusXM service, and will prioritize adtech investments that simplify campaign planning, purchasing, and measurement for advertiser campaigns across its portfolio. Additionally, long-term, the Company plans to capitalize on its automotive expertise and prowess to launch first-to-market, integrated, addressable in-car ad experiences.

●	Increasing Efficiency: Following the successful implementation of cost-reduction efforts across various business units as well as a period of high re-investment in product infrastructure, SiriusXM is further optimizing efficiencies in key areas across the business. The Company is scrutinizing the lifetime value of subscribers, optimizing marketing efforts for higher returns, aligning content investments with its strategic and profitability goals, and closely monitoring the return on technology investments to drive greater operational efficiency and enhance the listener experience. To date, the Company has delivered an aggregate of approximately $350 million of run rate savings in 2023 and 2024, and will target an initial incremental $200 million of annualized savings exiting 2025.

Capital Allocation Priorities to Drive Stockholder Returns

The Company’s strategic actions are focused on preserving its strong balance sheet, maintaining leading margins, and optimizing free cash flow. These actions will enable SiriusXM to prioritize deleveraging in the near-term while simultaneously enhancing stockholder returns.

●	Continuing Planned Deleveraging: Following the retirement of 12% of its outstanding common stock and the addition of $1.7 billion of debt as a result of the Liberty Media split-off transactions, the Company remains committed to its leverage target of low-to-mid 3 times adjusted EBITDA. Without giving effect to any opportunistic share repurchases, SiriusXM expects to reduce its debt by approximately $700M in 2025 and achieve a leverage ratio of 3.6x by year end 2025.

●	Maintaining Dividend: The Board of Directors of SiriusXM remains committed to its current quarterly dividend of $0.27 per share, or $1.08 per share annually, currently returning more than $350 million to stockholders per year.

●	Stock Buyback Authorization: The Board authorized $1.166 billion common stock repurchase program remains in place. The timing and amount of any shares repurchased will be determined based on SiriusXM's evaluation of market conditions and other factors and the program may be discontinued or suspended at any time. Repurchases will be made in compliance with all SEC rules and other legal requirements and may be made in part under a Rule 10b5-1 plan, which permits stock repurchases when SiriusXM might otherwise be precluded from doing so.

2025 Outlook

In conjunction with today’s update, SiriusXM is providing 2025 guidance for total revenue of $8.5 billion, adjusted EBITDA of $2.6 billion and free cash flow of $1.15 billion. This follows the Company’s reaffirmation of its 2024 guidance for total revenue of approximately $8.675 billion, adjusted EBITDA of approximately $2.7 billion and free cash flow of approximately $1 billion. Aligned with its enhanced focus on free cash flow, the Company expects free cash flow conversion, free cash flow as a percentage of EBITDA, to increase from approximately 37% in 2024 to approximately 44% in 2025. Additionally, the Company is targeting free cash flow of $1.5 billion in 2027.

The Company excludes from adjusted EBITDA the impact of other income (expense), gain on extinguishment of debt, impairment, restructuring and other costs, other non-cash charges such as share-based payment expense, and legal settlements and reserves (if applicable). Similarly, free cash flow does not include certain items that do not relate to the on-going performance of the Company’s business, such as cash flows related to acquisitions, strategic and short-term investments, including tax efficient investments in clean energy. Free cash flow may also be negatively impacted by legal settlements which are excluded from adjusted EBITDA.

Adjusted EBITDA and free cash flow are non-GAAP financial measures. The Company has not provided a reconciliation of adjusted EBITDA to projected net income (loss) or free cash flow to net cash provided by operating activities because full-year net income (loss) and net cash provided by operating activities will include special items that have not occurred and are difficult to predict with reasonable certainty. Due to this uncertainty, the Company cannot reconcile adjusted EBITDA and free cash flow to their comparable GAAP measures without unreasonable effort.

Chief Operating Officer Appointment

As a part of this effort, SiriusXM has appointed Wayne D. Thorsen, former Executive Vice President and Chief Business Officer at ADT Inc., to serve as SiriusXM’s Executive Vice President and Chief Operating Officer, effective December 16. In the newly-created role, Thorsen will oversee SiriusXM’s product and technology functions and be responsible for aspects of the Company’s commercial activities, as well as business development, certain consumer marketing activities, and corporate strategy. With his depth of experience driving business development and innovation at a variety of leading companies including ADT, Google Inc., and Social Finance, Inc., Thorsen is well-positioned to help SiriusXM deliver meaningful results alongside greater efficiency.

SiriusXM also disclosed today that Joseph Inzerillo has stepped down from his role as Chief Product and Technology Officer, effective immediately, to pursue other opportunities.

About Sirius XM Holdings Inc.

SiriusXM is the leading audio entertainment company in North America with a portfolio of audio businesses including its flagship subscription entertainment service SiriusXM; the ad-supported and premium music streaming services of Pandora; an expansive podcast network; and a suite of business and advertising solutions. Reaching a combined monthly audience of approximately 150 million listeners, SiriusXM offers a broad range of content for listeners everywhere they tune in with a diverse mix of live, on-demand, and curated programming across music, talk, news, and sports. For more about SiriusXM, please go to: www.siriusxm.com.

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "believe," "intend," "plan," "projection," "outlook" or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: Risks Relating to our Business and Operations: We face substantial competition and that competition is likely to increase over time; if our efforts to attract and retain subscribers and listeners, or convert listeners into subscribers, are not successful, our business will be adversely affected; we engage in extensive marketing efforts and the continued effectiveness of those efforts is an important part of our business; we rely on third parties for the operation of our business, and the failure of third parties to perform could adversely affect our business; we are migrating our billing system and payment processing function to a new service provider; failure to successfully monetize and generate revenues from podcasts and other non-music content could adversely affect our business, operating results, and financial condition; we may not realize the benefits of acquisitions or other strategic investments and initiatives; the impact of economic conditions may adversely affect our business, operating results, and financial condition; and we may be adversely affected by the war in Ukraine. Risks Relating to our Sirius XM Business: A substantial number of our Sirius XM service subscribers periodically cancel their subscriptions and we cannot predict how successful we will be at retaining customers; our ability to profitably attract and retain subscribers to our Sirius XM service is uncertain; our business depends in part upon the auto industry; failure of our satellites would significantly damage our business; and our Sirius XM service may experience harmful interference from wireless operations. Risks Relating to our Pandora and Off-platform Business: Our Pandora ad-supported business has suffered a substantial and consistent loss of monthly active users, which may adversely affect our Pandora and Off-platform business; our Pandora and Off-platform business generates a significant portion of its revenues from advertising, and reduced spending by advertisers could harm our business; our failure to convince advertisers of the benefits of our Pandora ad-supported service could harm our business; if we are unable to maintain revenue growth from our advertising products our results of operations will be adversely affected; changes to mobile operating systems and browsers may hinder our ability to sell advertising and market our services; and if we fail to accurately predict and play music, comedy or other content that our Pandora listeners enjoy, we may fail to retain existing and attract new listeners. Risks Relating to Laws and Governmental Regulations: Privacy and data security laws and regulations may hinder our ability to market our services, sell advertising and impose legal liabilities; consumer protection laws and our failure to comply with them could damage our business; failure to comply with FCC requirements could damage our business; environmental, social and governance expectations and related reporting obligations may expose us to potential liabilities, increased costs, reputational harm, and other adverse effects; and we may face lawsuits, incur liability or suffer reputational harm as a result of content published or made available through our services. Risks Associated with Data and Cybersecurity and the Protection of Consumer Information: If we fail to protect the security of personal information about our customers, we could be subject to costly government enforcement actions and private litigation and our reputation could suffer; we use artificial intelligence in our business, and challenges with properly managing its use could result in reputational harm, competitive harm, and legal liability and adversely affect our results of operations; and interruption or failure of our information technology and communications systems could impair the delivery of our service and harm our business. Risks Associated with Certain Intellectual Property Rights: The market for music rights is changing and is subject to significant uncertainties; our Pandora services depend upon maintaining complex licenses with copyright owners, and these licenses contain onerous terms; failure to protect our intellectual property or actions by third parties to enforce their intellectual property rights could substantially harm our business and operating results; some of our services and technologies may use “open source” software, which may restrict how we use or distribute our services or require that we release the source code subject to those licenses; and rapid technological and industry changes and new entrants could adversely impact our services. Other Operational Risks: If we are unable to attract and retain qualified personnel, our business could be harmed; our facilities could be damaged by natural catastrophes or terrorist activities; the unfavorable outcome of pending or future litigation could have an adverse impact on our operations and financial condition; we may be exposed to liabilities that other entertainment service providers would not customarily be subject to; and our business and prospects depend on the strength of our brands. Risks Related to the Transactions: We may have a significant indemnity obligation to Liberty Media, which is not limited in amount or subject to any cap, if the transactions associated with the Split-Off are treated as a taxable transaction; we may determine to forgo certain transactions that might otherwise be advantageous in order to avoid the risk of incurring significant tax-related liabilities; we may not realize the potential benefits from the Transactions in the near term or at all; we have assumed and are responsible for all of the liabilities attributed to the Liberty SiriusXM Group as a result of the completion of the Transactions, and acquired the assets of Liberty Sirius XM Holdings Inc. on an “as is, where is” basis; we may be a target of securities class action and derivative lawsuits in connection with the Transactions; it may be difficult for a third party to acquire us, even if doing so may be beneficial to our stockholders; we have overlapping directors with Liberty Media, which may lead to conflicting interests; our directors and officers are protected from liability for a broad range of actions; our holding company structure could restrict access to funds of its subsidiaries that may be needed to pay third party obligations; on a standalone basis and on a consolidated basis, we have significant indebtedness, and our subsidiaries’ debt contains certain covenants that restrict its operations; and our ability to incur additional indebtedness to fund our operations could be limited, which could negatively impact its operations. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in the prospectus filed with the Securities and Exchange Commission (the “SEC”) on July 23, 2024, which forms part of Liberty Sirius XM Holdings Inc.’s Registration Statement on Form S-4 (File No. 333-276758) and available at the SEC's Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Investor Contacts:

Hooper Stevens

212-901-6718

hooper.stevens@siriusxm.com

Natalie Candela

212-901-6672

natalie.candela@siriusxm.com

Media Contact:

Maggie Mitchell

maggie.mitchell@siriusxm.com